SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 30, 2008

Multi-Color Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Ohio	0-16148	31-1125853
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

50 E-Business Way, Sharonville, Ohio	45241
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

Registrant’s telephone number, including area code 513/381-1480

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On January 30, 2008, Francis D. Gerace, President and Chief Executive Officer of Multi-Color Corporation (the “Company”) entered into a stock trading plan to sell up to a total of 130,000 shares of the Company’s common stock as part of his personal long-term investment strategy. Mr. Gerace’s plan provides for sales through January 30, 2009, unless terminated sooner in accordance with the terms of the plan. Shares will be sold under the plan on the open market at prevailing market prices, subject to certain minimum price thresholds.

Mr. Gerace adopted his trading plan in accordance with the guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s policies applicable to trading in the Company’s stock. Rule 10b5-1 permits persons who are not in possession of material, nonpublic information about a company to establish pre-arranged plans to buy or sell securities over extended periods to reduce market impact and to avoid concerns about transactions occurring during a time when such persons might possess material, nonpublic information about such company.

Transactions effected under the trading plan will be reported through Form 144 and Form 4 filings with the Securities and Exchange Commission as required by law. Except as may be required by law, the Company does not undertake to report stock trading plans entered into by any Company officer or director, nor to report modifications, terminations or other activities under any publicly announced trading plan or a trading plan of any officer or director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTI-COLOR CORPORATION

By:	/s/ James H. Reynolds
Name:	James H. Reynolds
Title:	Vice President, Corporate Controller and Chief Accounting Officer

Date: January 31, 2008